UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

ALCHEMY ENTERPRISES, LTD.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2940 N. 67th Place, Suite #5
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 27, 2006, the Registrant sold 34,500,000 shares of its unregistered common stock for gross proceeds of $12,075,000 in a private placement offering conducted under an exemption from the registration provisions of Section 5 of the Securities Act of 1933, as amended (the “Act”), under Section 3(b) of the Act, in accordance with Regulation D, Rule 506 of the Act. Placement Agent fees and discounts totaled approximately $1,619,456.

The Registrant has agreed to register the private placement shares, along with shares underlying warrants issued to its Placement Agent, with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

10.1	Placement Agent Agreement
10.2	Form of Placement Agent Warrant

99.1	Press Release dated October 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCHEMY ENTERPRISES, LTD.
(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	October 10, 2006
Jonathan R. Read

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